                                                          Exhibit No. EX-99.p.1

                     DFA INVESTMENT DIMENSIONS GROUP INC.
                              AMENDMENT TO THE
                               CODE OF ETHICS



     This amendment to the Code of Ethics of DFA Investment Dimensions Group Inc. (the "Fund," formerly DFA Small Company Fund Inc.) is adopted on March 31, 1988 pursuant to the requirements of Rule 17j-1 under the Investment Company Act o f 1940, as amended (the "Act").

     The Articles of Incorporation of the Fund have been amended to provide for the issuance of seven diversified series of shares, each of which represents a separate class ("Portfolio") of the Fund's common stock, each having a different investment objective and different investment policies.

     4.   GENERAL

     All the provisions of the Code of Ethics shall apply to each of the Portfolios of the Fund as if each fund were a separate and distinct investment company under the Act. Each reference to "Fund" in the Code of Ethics shall be deemed to apply to each of the Portfolios of the Fund, in addition to the Fund itself.

     5.   PORTFOLIOS

          The Fund is made up of the following Portfolios:

          THE U.S. 9-10 SMALL COMPANY PORTFOLIO -- Invests in readily marketable stocks of small companies which are traded in the U.S. securities markets.

          THE JAPANESE SMALL COMPANY PORTFOLIO -- Invests in readily marketable stocks of small Japanese companies.

          THE UNITED KINGDOM SMALL COMPANY PORTFOLIO -- Invests in readily marketable stocks of small United Kingdom companies.

          THE CONTINENTAL SMALL COMPANY PORTFOLIO -- Invests in readily marketable stocks of small companies organized and traded in the European continent.

          THE U.S. LARGE COMPANY PORTFOLIO -- Invests in the stocks of companies that comprise Standard & Poor's 500 Composite Stock Index.

          THE DFA ONE-YEAR FIXED INCOME PORTFOLIO - The investment objective of The DFA One-Year Fixed Income Portfolio is to achieve stable real value of the capital with a minimum of risk by investing in high quality obligations.


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          THE DFA FIVE-YEAR FIXED INCOME PORTFOLIO -- The investment objective of The DFA Five-Year Fixed Income Portfolio is to maximize total returns available from the universe of high quality debt obligations which mature within five years from the .date of settlement.

          THE DFA FIVE-YEAR GOVERNMENT PORTFOLIO -- The investment objective of The DFA Five-Year Government Portfolio is to maximize total returns available from the universe of U.S. Government and U.S. Government Agency debt obligations which mature within five years from the date of settlement.

                     DFA INVESTMENT DIMENSIONS GROUP INC.
                              AMENDMENT TO THE
                               CODE OF ETHICS



     This amendment to the Code of Ethics of DFA Investment Dimensions Group Inc. (the "Fund," formerly DFA Small Company Fund Inc.) is adopted on March 31, 1988 pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

     The Articles of Incorporation of the Fund have been amended to provide for the issuance of seven diversified series of shares, each of which represents a separate class ("Portfolio") of the Fund's common stock, each having a different investment objective and different investment policies.

1.   GENERAL

     All the provisions of the Code of Ethics shall apply to each of the Portfolios of the Fund as if each fund were a separate and distinct investment company under the Act. Each reference to "Fund" in the Code of Ethics shall be deemed to apply to each of the Portfolios of the Fund, in addition to the Fund itself.

2.   PORTFOLIOS

     The Fund is made up of the following Portfolios:

     THE SMALL COMPANY PORTFOLIO--Invests in readily marketable stocks of small companies which are traded in the U.S. securities markets.

     THE JAPANESE SMALL COMPANY PORTFOLIO--Invests in readily marketable stocks of small Japanese companies.

     THE UNITED KINGDOM SMALL COMPANY PORTFOLIO--Invests in readily marketable stocks of small United Kingdom companies.

     THE CONTINENTAL SMALL COMPANY PORTFOLIO--Invests in readily marketable stocks of small companies organized and traded on the European continent.

     THE DFA FIXED INCOME PORTFOLIO--The investment objective of The DFA Fixed Income Portfolio is to achieve stable real value of capital with a minimum of risk by investing in high quality obligations.

     THE DFA FIVE-YEAR FIXED INCOME PORTFOLIO--The investment objective of The DFA Five-Year Fixed Income Portfolio is to maximize total returns available from the universe of high quality debt obligations which mature within five years from the date of settlement.

     THE DFA FIVE-YEAR GOVERNMENT PORTFOLIO--The investment objective of The DFA Five-Year Government Portfolio is to maximize total returns available from the universe of U.S. Government and U.S. Government Agency debt obligations which mature within five years from the date of settlement.

                     DFA INVESTMENT DIMENSIONS GROUP INC.
                              AMENDMENT TO THE
                               CODE OF ETHICS



     This amendment to the Code of Ethics of DFA Investment Dimensions Group Inc. (the "Fund," formerly DFA Small Company Fund Inc.) is adopted on March 31, 1988 pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

     The Articles of Incorporation of the Fund have been amended to provide for the issuance of seven diversified series of shares, each of which represents a separate class ("Portfolio") of the Fund's common stock, each having a different investment objective and different investment policies.

1.   GENERAL

     All the provisions of the Code of Ethics shall apply to each of the Portfolios of the Fund as if each fund were a separate and distinct investment company under the Act. Each reference to "Fund" in the Code of Ethics shall be deemed to apply to each of the Portfolios of the Fund, in addition to the Fund itself.

2.   PORTFOLIOS

     The Fund is made up of the following Portfolios:

     THE SMALL COMPANY PORTFOLIO--Invests in readily marketable stocks of small companies which are traded in the U.S. securities markets.

     THE JAPANESE SMALL COMPANY PORTFOLIO--Invests in readily marketable stocks of small Japanese companies.

     THE UNITED KINGDOM SMALL COMPANY PORTFOLIO--Invests in readily marketable stocks of small United Kingdom companies.

     THE CONTINENTAL SMALL COMPANY PORTFOLIO--Invests in readily marketable stocks of small companies organized and traded on the European continent.

     THE DFA FIXED INCOME PORTFOLIO--The investment objective of The DFA Fixed Income Portfolio is to achieve stable real value of capital with a minimum of risk by investing in high quality obligations.

     THE DFA FIVE-YEAR FIXED INCOME PORTFOLIO--The investment objective of The DFA Five-Year Fixed Income Portfolio is to maximize total returns available from the universe of high quality debt obligations which mature within five years from the date of settlement.

     THE DFA FIVE-YEAR GOVERNMENT PORTFOLIO--The investment objective of The DFA Five-Year Government Portfolio is to maximize total returns available from the universe of U.S. Government and U.S. Government Agency debt obligations which mature within five years from the date of settlement.

                     DFA INVESTMENT DIMENSIONS GROUP INC.
                               AMENDMENT TO THE
                                CODE OF ETHICS



     This amendment to the Code of Ethics of DFA Investment Dimensions Group Inc (the "Fund," formerly DFA Small Company Fund Inc.) is adopted on June 8, 1983 pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

     The Articles of Incorporation of the Fund have been amended to provide for the issuance of three diversified series of shares, each of which represents a separate class ("Portfolio") of the Fund's common stock, each having a different investment objective and different investment policies.

1.   GENERAL

     All the provisions of the Code of Ethics shall apply to each of the Portfolios of the Fund as if each fund were a separate and distinct investment company under the Act. Each reference to "Fund" in the Code of Ethics shall be deemed to apply to each of the Portfolios of the Fund, in addition to the Fund itself.

2.   PORTFOLIOS

     The Fund is made up of the following Portfolios:

     The Small Company Portfolio, which has an investment objective of achieving capital appreciation by investing in readily marketable stocks of small companies;

     Inflation Hedge Portfolio A, which has the investment objective of achieving stable real value of capital with a minimum of risk by investing in high quality obligations, such as U.S. Government obligations, high quality commercial paper and corporate obligations and obligations issued by U.S. banks and U.S. branches and subsidiaries of foreign banks;

     Inflation Hedge Portfolio B, which has the investment objective of achieving stable real value of capital without assuming undue risk by investing in Eurodollar obligations, obligations issued by U.S. banks and U.S. branches and subsidiaries of foreign banks, commercial paper, U.S. and foreign corporate obligations and U.S. Government obligations to the extent necessary to meet redemptions.

                     DFA INVESTMENT DIMENSIONS GROUP INC.
                              AMENDMENT TO THE
                               CODE OF ETHICS



     This amendment to the Code of Ethics of DFA Investment Dimensions Group Inc (the "Fund," formerly DFA Small Company Fund Inc.) is adopted on June 8, 1983 pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

     The Articles of Incorporation of the Fund have been amended to provide for the issuance of three diversified series of shares, each of which represents a separate class ("Portfolio") of the Fund's common stock, each having a different investment objective and different investment policies.

1.   GENERAL

     All the provisions of the Code of Ethics shall apply to each of the Portfolios of the Fund as if each fund were a separate and distinct investment company under the Act. Each reference to "Fund" in the Code of Ethics shall be deemed to apply to each of the Portfolios of the Fund, in addition to the Fund itself.

2.   PORTFOLIOS

     The Fund is made up of the following Portfolios:

     The Small Company Portfolio, which has an investment objective of achieving capital appreciation by investing in readily marketable stocks of small companies;

     Inflation Hedge Portfolio A, which has the investment objective of achieving stable real value of capital with a minimum of risk by investing in high quality obligations, such as U.S. Government obligations, high quality commercial paper and corporate obligations and obligations issued by U.S. banks and U.S. branches and subsidiaries of foreign banks;

     Inflation Hedge Portfolio B, which has the investment objective of achieving stable real value of capital without assuming undue risk by investing in Eurodollar obligations, obligations issued by U.S. banks and U.S. branches and subsidiaries of foreign banks, commercial paper, U.S. and foreign corporate obligations and U.S. Government obligations to the extent necessary to meet redemptions.

                          DFA SMALL COMPANY FUND INC.

                               CODE OF ETHICS



GENERAL

     This Code of Ethics of DFA Small Company Fund Inc. is adopted on December 11, 1981 pursuant to the requirements of Rule 17j-l under the Investment Company Act of 1940, as amended.

     1.   DEFINITIONS

          (1) "Access Person" means each officer and director of the Fund and its investment adviser and any employee of these organizations, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Fund or its investment adviser who obtains information with respect to the Fund with regard to the purchase or sale of a security.

          (2) "Security" means all securities except securities issued by the Government of the United States, bankers acceptances, certificates of deposit, commercial paper and shares of registered open-end investment companies.

          (3) A "security held or to be acquired" means a security which, within the most recent 15 days (i) is or has been held by the Fund; or (ii) is being or has been considered by the Fund or its investment adviser for purchase by the Fund.

          (4) "Beneficial Ownership" shall have the meaning. ascribed thereto under Section 16 of the Securities Exchange Act of 1934.

     2.   PROHIBITIONS

          No Access Person of the Fund:

         (a) In connection with the purchase or sale by such person of a Security held or to be acquired by the Fund:

               (i) shall employ any device, scheme or artifice to defraud the Fund;

               (ii) make to the any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (iii) engage in any act, practice, or course of business
                     which operates or would operate as a fraud or deceit upon the Fund; or

               (iv) engage in any manipulative practice with respect to the Fund.

         (b) Shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his actual knowledge at the time of such purchase or sale:

               (i)   is being considered for purchase or sale by the Fund; or

               (ii)  is then being purchased or sold by the Fund.

     3.   EXEMPTED TRANSACTIONS

          The prohibitions of Section 2 of this Code shall not apply to:

          (a) Purchases or sales effected in any account over which the Access Person has no direct or in-direct influence or control.

          (b) Purchases or sales of securities which are not eligible for purchase or sale by the Fund.

          (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

          (d) Purchases which are part of an automatic dividend reinvestment plan.

          (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (f) Purchases or sales which receive the prior approval of the President or an Executive Vice President of the Fund because there exists only a remote potential for a conflict of interest with the Fund because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Fund. The secretary of the Fund shall record "any action taken pursuant to this subsection 3(f).

     4.   PROCEDURAL MATTERS

          (a)   The Secretary of the Fund shall:

                (i) Furnish a copy of this Code to each Access Person of the Fund.

                (ii) Notify each such Access Person of his obligation to file reports as provided by Section 5 of this Code.

                (iii) Report to the Board of Directors the facts contained in any reports filed with the Secretary pursuant to
                      Section 5 of this Code when any such report indicates that an Access Person engaged in a transaction in a security held or to be acquired by the Fund.

                (iv)  Maintain the records required by paragraph (d) of Rule
                      17j-1.

                (v)   Maintain any records furnished to him pursuant to
                      Section 3(f) herein.

     5.   REPORTING

          (a) Every Access Person shall report to the Fund the information described in Section 5(c) of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

          (b) A disinterested director of the Fund need only report a transaction in a security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a director of the Fund, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by the Fund or was being considered for purchase or sale by its investment adviser.

          (c) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                (iii) The price at which the transaction was effected; and,

                (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

          (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the security to which the report relates.

     6.   VIOLATIONS

          Upon being apprised of facts which indicate that a violation of Code may have occurred, the Board of Directors of the Fund shall determine whether, in their judgment, the conduct being considered did in fact violate the provisions of this Code. If the Board of Directors determines that a violation of the Code has occurred, the Board may impose such sanctions as it deems appropriate in the circumstances. If the person whose conduct is being considered by the Board is a director of the Fund, he shall not be eligible to participate in the judgment of the Board as to whether a violation exists or in whether, or to what extent, sanctions should be imposed.